151 Farmington Avenue Hartford, Conn. 06156	Media Contact: T.J. Crawford 212-457-0583 crawfordt2@aetna.com
Investor Contact: Joe Krocheski 860-273-0896 krocheskij@aetna.com

News Release _________________________________________________________

AETNA REPORTS SECOND-QUARTER 2018 RESULTS

HARTFORD, Conn., August 2, 2018 - Aetna (NYSE: AET) announced second-quarter 2018 net income(1) of approximately $1.2 billion, or $3.67 per share. Adjusted earnings(2) for second-quarter 2018 were approximately $1.1 billion, or $3.43 per share. Aetna's performance for the six months ended June 30, 2018 resulted in net income of approximately $2.4 billion, or $7.34 per share, and adjusted earnings of approximately $2.2 billion, or $6.62 per share, for the six months ended June 30, 2018.

“Our solid second quarter results reflect an ongoing commitment to operational excellence and to improving the health and wellbeing of the people we serve,” said Mark T. Bertolini, Aetna chairman and CEO.  “Our strategy is focused on placing the consumer at the center of everything we do, and I am pleased with our progress toward building a simpler, more affordable and responsive health care experience for our members.”

“Disciplined pricing and moderate medical cost trend contributed to our strong second quarter results,” said Shawn M. Guertin, Aetna executive vice president and CFO.  “Steady business fundamentals, focused execution and healthy cash flow position the company for continued solid performance in the second half of 2018.”

(In millions, except per share data)

	Second-Quarter 2018
	Revenue	Earnings	EPS

GAAP	$15,561	$1,212	$3.67

Non-GAAP (Adjusted)	$15,463	$1,132	$3.43

Medical Membership totaled 22.1 million at June 30, 2018

Aetna presents both GAAP and non-GAAP financial measures in this press release to provide investors with additional information. Refer to footnotes (1) through (5) for definitions of non-GAAP financial measures and pages 9 through 11 for reconciliations of the most directly comparable GAAP financial measures to non-GAAP financial measures.

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Second-Quarter Financial Results at a Glance
	Second-Quarter
(Millions, except per common share data)	2018	2017	Change
Total revenue	$15,561	$15,523	—%
Adjusted revenue(3)	15,463	15,498	—%
Net income(1)	1,212	1,203	1%
Adjusted earnings(2)	1,132	1,145	(1)%

Per common share results:
Net income(1)	$3.67	$3.60	2%
Adjusted earnings(2)	3.43	3.42	—%

Weighted average common shares - diluted	329.8	334.5
Total Company Results

•
Net income(1) remained relatively consistent at $1.2 billion for the second quarters of 2018 and 2017. Aetna's second-quarter 2018 results were favorably impacted by a gain recognized as a result of the sale of Aetna's domestic group life insurance, group disability insurance and absence management businesses (the "Group Insurance sale") which occurred during fourth-quarter 2017. The increase was substantially offset by the change in adjusted earnings described below, net realized capital losses in second-quarter 2018 compared to net realized capital gains in second-quarter 2017 and a larger reduction of Aetna's reserve for anticipated future losses on discontinued products in 2017 compared to 2018.

•
Adjusted earnings(2) remained relatively consistent at $1.1 billion for the second quarters of 2018 and 2017. Aetna's second-quarter 2018 results were impacted by lower pre-tax adjusted earnings in Aetna's Health Care segment described below and lower adjusted earnings due to the Group Insurance sale which occurred during fourth-quarter 2017, substantially offset by the favorable impact of the Tax Cuts and Jobs Act of 2017 (the "TCJA").

•
Total revenue was $15.6 billion for second-quarter 2018 compared with $15.5 billion for second-quarter 2017. Adjusted revenue(3) remained consistent at $15.5 billion for the second quarters of 2018 and 2017. Total revenue and adjusted revenue for second-quarter 2018 reflect higher revenue in Aetna's Heath Care segment described below, substantially offset by lower revenue as a result the Group Insurance sale which occurred during fourth-quarter 2017. Total revenue for second-quarter 2018 also reflects a gain recognized as a result of the Group Insurance sale.

•
Total company expense ratio was 17.8 percent and 16.4 percent for the second quarters of 2018 and 2017, respectively. The adjusted expense ratio(4) was 17.8 percent and 16.5 percent for the second quarters of 2018 and 2017, respectively. The increase in both ratios for second-quarter 2018 was primarily due to the reinstatement of the health insurer fee ("HIF") for 2018.

•
After-tax net income margin remained relatively consistent at 7.8 percent for second-quarter 2018 compared with 7.7 percent for second-quarter 2017. The after-tax net income margin for second-quarter 2018 reflects the favorable impact of the TCJA, substantially offset by the decrease in the adjusted pre-tax margin described below.

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•
Adjusted pre-tax margin(5) was 10.7 percent and 11.7 percent for the second quarters of 2018 and 2017, respectively. The decrease in the adjusted pre-tax margin for second-quarter 2018 was primarily due to lower favorable development of prior-periods' health care cost estimates in second-quarter 2018 compared to second-quarter 2017.

•
Total debt to capitalization ratio(6) decreased to 31.9 percent at June 30, 2018 compared with 37.0 percent at December 31, 2017 primarily due to the repayment of $1.0 billion aggregate principal amount of Aetna's senior notes during second-quarter 2018.

•
Effective tax rate was 27.0 percent for second-quarter 2018 compared with 35.0 percent for second-quarter 2017. The decrease in Aetna's effective tax rate for second-quarter 2018 was primarily due to the reduced corporate income tax rate specified in the TCJA, partially offset by the reinstatement of the non-deductible HIF for 2018.

•
Operating cash flow excluding large case pensions products as a percentage of net income was 192.8% during the six months ended June 30, 2018. The ratio reflects an advance payment of Medicare premium received in June 2018 related to July 2018.

•	Cash and investments at the parent were approximately $1.7 billion at June 30, 2018.

•	Aetna started the quarter with approximately $2.3 billion;

•	Aetna repaid $1.0 billion aggregate principal amount of its senior notes in the quarter;

•	Net subsidiary dividends to the parent were $717 million in the quarter;

•	Aetna paid a shareholder dividend of $164 million in the quarter; and

•	After other sources and uses, Aetna ended the quarter with approximately $1.7 billion of cash and investments at the parent.

Health Care Segment Results
Health Care, which provides a full range of insured and self-insured medical, pharmacy, dental and behavioral health products and services, reported:

•
Income before income taxes(1) of $1.5 billion for second-quarter 2018 compared with $1.7 billion for second-quarter 2017. Pre-tax adjusted earnings(2) were $1.6 billion for second-quarter 2018 compared with $1.8 billion for second-quarter 2017. The decrease in income before income taxes and pre-tax adjusted earnings was primarily due to lower favorable development of prior-periods' health care cost estimates in Aetna's Government products in second-quarter 2018 compared to second-quarter 2017, investments in Aetna's Medicare growth initiatives and a smaller favorable adjustment in second-quarter 2018 compared to second-quarter 2017 of Aetna's prior year risk adjustment estimates for its individual and small group ACA compliant products. The impact on both income before income taxes and pre-tax adjusted earnings of Aetna's updated prior year risk adjustment estimates for its individual and small group ACA compliant products, net of offsetting items, was approximately $130 million during second-quarter 2018.

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•
Total revenue and adjusted revenue(3) were both $15.4 billion for second-quarter 2018 and both $14.8 billion for second-quarter 2017. The increase in total revenue and adjusted revenue was primarily due to membership growth in Aetna's Medicare products, the adoption of new accounting guidance related to revenue recognition effective during first-quarter 2018 and the favorable impact of the reinstatement of the HIF for 2018. The increase was partially offset by lower membership in Aetna's ACA compliant individual and small group products and its Medicaid products.

•
Medical membership at June 30, 2018 decreased slightly compared with March 31, 2018. The decrease primarily reflects decreases in Aetna's Commercial Insured products largely offset by increases in Aetna's Commercial ASC and Medicare products.

•	Medical benefit ratios ("MBRs") for the three and six months ended June 30, 2018 and 2017 were as follows:

	Second-Quarter				Year-to-Date
	2018	2017	Change		2018	2017	Change
Commercial	77.1%	78.5%	(1.4)	pts.	76.9%	78.9%	(2.0)	pts.
Government	81.8%	81.3%	0.5	pts.	82.2%	83.3%	(1.1)	pts.
Total Health Care	79.7%	80.0%	(0.3)	pts.	79.9%	81.3%	(1.4)	pts.

•
Aetna's second-quarter 2018 Commercial MBR decreased compared with second-quarter 2017 primarily due to the reinstatement of the HIF for 2018 and the favorable impact of the adoption of new accounting guidance related to revenue recognition effective during first-quarter 2018. The decrease was partially offset by a smaller favorable adjustment in second-quarter 2018 compared to second-quarter 2017 of Aetna's prior year risk adjustment estimates for its individual and small group ACA compliant products.

•
Aetna's second-quarter 2018 Government MBR increased compared with second-quarter 2017 primarily due to lower favorable development of prior-periods' health care cost estimates in second-quarter 2018 compared to second-quarter 2017 and new Medicare business mix, largely offset by the reinstatement of the HIF for 2018.

•
In second-quarter 2018, Aetna experienced favorable development of prior-periods' health care cost estimates in its Commercial, Medicaid and Medicare products, primarily attributable to first-quarter 2018 performance.

•
Prior years' health care costs payable estimates developed favorably by $548 million and $750 million during the first six months of 2018 and 2017, respectively. This development is reported on a basis consistent with the prior years' development reported in the health care costs payable table in Aetna's annual audited financial statements, and does not directly correspond to an increase in 2018 operating results.

•
Days claims payable(6) was 49 days at June 30, 2018, a sequential decrease of 1 day compared to March 31, 2018 and a decrease of 5 days compared with June 30, 2017. The year over year decrease was driven primarily by changes in business mix.

Given the pending transaction with CVS Health, Aetna is not hosting a conference call in conjunction with its second-quarter 2018 earnings release and does not expect to do so for

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future quarters. Please direct any questions regarding this press release to Aetna Investor Relations or Aetna Communications.

About Aetna
Aetna is one of the nation's leading diversified health care benefits companies, serving an estimated 38.8 million people with information and resources to help them make better informed decisions about their health care. Aetna offers a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental and behavioral health plans, and medical management capabilities, Medicaid health care management services, workers' compensation administrative services and health information technology products and services. Aetna's customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers, governmental units, government-sponsored plans, labor groups and expatriates. For more information, see www.aetna.com and learn about how Aetna is helping to build a healthier world. @AetnaNews

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Condensed Consolidated Balance Sheets
(Unaudited)

(Millions)	At June 30, 2018	At December 31, 2017
Assets:
Cash and short-term investments	$10,058	$6,356
Accounts receivable, net	5,176	5,071
Other current assets	4,391	4,096
Total current assets	19,625	15,523
Long-term investments	16,375	17,793
Other long-term assets	22,316	21,835
Total assets	$58,316	$55,151

Liabilities and shareholders’ equity:
Health care costs payable	$5,666	$5,815
Current portion of long-term debt	375	999
Other current liabilities	11,950	10,023
Total current liabilities	17,991	16,837
Long-term debt, less current portion	7,784	8,160
Other long-term liabilities	14,870	14,317
Total Aetna shareholders' equity	17,403	15,580
Non-controlling interests	268	257
Total liabilities and equity	$58,316	$55,151

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Consolidated Statements of Income
(Unaudited)
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Millions)	2018	2017	2018	2017
Revenue:
Premiums	$13,301	$13,775	$26,426	$27,538
Fees and other revenue	2,077	1,486	4,084	2,961
Net investment income	206	237	403	497
Net realized capital (losses) gains	(23)	25	(17)	(308)
Total revenue	15,561	15,523	30,896	30,688

Benefits and expenses:
Benefit costs	10,670	11,116	21,244	22,577
Cost of products sold	391	—	764	—
Operating expenses	2,769	2,552	5,556	6,405
Interest expense	88	86	177	259
Amortization of other acquired intangible assets	47	58	94	118
Loss on early extinguishment of long-term debt	—	—	—	246
Reduction of reserve for anticipated future losses on discontinued products	(70)	(109)	(70)	(109)
Total benefits and expenses	13,895	13,703	27,765	29,496

Income before income taxes	1,666	1,820	3,131	1,192
Income tax expense	449	637	695	389
Net income including non-controlling interests	1,217	1,183	2,436	803
Less: Net income (loss) attributable to non-controlling interests	5	(20)	15	(19)
Net income attributable to Aetna	$1,212	$1,203	$2,421	$822

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Consolidated Statements of Cash Flows
(Unaudited)
	For the Six Months
	Ended June 30,
(Millions)	2018	2017
Cash flows from operating activities:
Net income including non-controlling interests	$2,436	$803
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized capital losses	17	308
Depreciation and amortization	264	339
Debt fair value amortization	(7)	(10)
Equity in earnings of affiliates, net	(23)	(60)
Stock-based compensation expense	83	94
Reduction of reserve for anticipated future losses on discontinued products	(70)	(109)
Amortization of net investment premium	28	37
Loss on early extinguishment of long-term debt	—	246
Gain on sale of businesses	(234)	—
Changes in assets and liabilities:
Premiums due and other receivables	43	(1,335)
Income taxes	387	(222)
Other assets and other liabilities	36	(432)
Health care and insurance liabilities	1,425	1,033
Net cash provided by operating activities	4,385	692
Cash flows from investing activities:
Proceeds from sales and maturities of investments	5,157	6,091
Cost of investments	(4,543)	(5,736)
Additions to property, equipment and software	(219)	(180)
Cash used for acquisitions, net of cash acquired	(7)	—
Net cash provided by investing activities	388	175
Cash flows from financing activities:
Repayment of long-term debt	(1,000)	(11,734)
Common shares issued under benefit plans, net	(87)	(126)
Common shares repurchased	—	(3,300)
Dividends paid to shareholders	(327)	(254)
Contributions, non-controlling interests	12	125
Net cash used for financing activities	(1,402)	(15,289)
Net increase (decrease) in cash and cash equivalents	3,371	(14,422)
Cash and cash equivalents, beginning of period	4,076	17,996
Cash and cash equivalents, end of period	$7,447	$3,574

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Reconciliation of the Most Directly Comparable GAAP Measure to Certain Reported Amounts
(Millions, except per common share data)		Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
Reconciliation of net income to adjusted earnings		Total Company	Per Common Share		Total Company	Per Common Share
Net income(1) (GAAP measure)		$1,212	$3.67		$1,203	$3.60
Gain related to sale of certain domestic group insurance businesses		(121)	(0.37)		—	—
Transaction and integration-related costs		19	0.06		(10)	(0.03)
Reduction of reserve for anticipated future losses on discontinued products		(70)	(0.21)		(109)	(0.33)
Amortization of other acquired intangible assets		47	0.14		58	0.17
Net realized capital losses (gains)		23	0.07		(25)	(0.08)
Income tax expense		22	0.07		28	0.09
Adjusted earnings(2)		$1,132	$3.43		$1,145	$3.42

Weighted average common shares - diluted			329.8			334.5

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
(Millions)	Health Care	Corporate/Other(7)	Total Company	Health Care	Corporate/Other (7)	Total Company
Reconciliation of total revenue to adjusted revenue
Total revenue (GAAP measure)	$15,355	$206	$15,561	$14,821	$702	$15,523
Gain related to sale of certain domestic group insurance businesses	—	(121)	(121)	—	—	—
Net realized capital losses (gains)	17	6	23	(7)	(18)	(25)
Adjusted revenue(3) (excludes net realized capital losses (gains) and an other item)	$15,372	$91	$15,463	$14,814	$684	$15,498

Reconciliation of income before income taxes to pre-tax adjusted earnings (loss)
Income before income taxes (GAAP measure)	$1,545	$121	$1,666	$1,700	$120	$1,820
Less: Income (loss) before income taxes attributable to non-controlling interests (GAAP measure)	7	—	7	(23)	—	(23)
Income before income taxes attributable to Aetna (GAAP measure)	1,538	121	1,659	1,723	120	1,843
Gain related to sale of certain domestic group insurance businesses	—	(121)	(121)	—	—	—
Transaction and integration-related costs	—	19	19	—	(10)	(10)
Reduction of reserve for anticipated future losses on discontinued products	—	(70)	(70)	—	(109)	(109)
Amortization of other acquired intangible assets	47	—	47	58	—	58
Net realized capital losses (gains)	17	6	23	(7)	(18)	(25)
Pre-tax adjusted earnings (loss)(2)	$1,602	$(45)	$1,557	$1,774	$(17)	$1,757

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Reconciliation of the Most Directly Comparable GAAP Measure to Certain Reported Amounts
(Millions, except per common share data)		Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
		Total Company	Per Common Share		Total Company	Per Common Share
Net income(1) (GAAP measure)		$2,421	$7.34		$822	$2.42
Gain related to sale of certain domestic group insurance businesses		(234)	(0.71)		—	—
Transaction and integration-related costs		77	0.23		1,202	3.53
Reduction of reserve for anticipated future losses on discontinued products		(70)	(0.21)		(109)	(0.32)
Loss on early extinguishment of long-term debt		—	—		246	0.72
Penn Treaty-related guaranty fund assessments		—	—		231	0.68
Amortization of other acquired intangible assets		94	0.29		118	0.35
Net realized capital losses		17	0.05		308	0.90
Income tax benefit		(122)	(0.37)		(734)	(2.16)
Adjusted earnings(2)		$2,183	$6.62		$2,084	$6.12

Weighted average common shares - diluted			329.7			340.3

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
(Millions)	Health Care	Corporate/Other(7)	Total Company	Health Care	Corporate/Other (7)	Total Company
Reconciliation of total revenue to adjusted revenue
Total revenue (GAAP measure)	$30,482	$414	$30,896	$29,627	$1,061	$30,688
Gain related to sale of certain domestic group insurance businesses	—	(234)	(234)	—	—	—
Interest income on proceeds of transaction-related debt	—	—	—	—	(11)	(11)
Net realized capital losses (gains)	12	5	17	(8)	316	308
Adjusted revenue(3) (excludes net realized capital losses (gains) and other items)	$30,494	$185	$30,679	$29,619	$1,366	$30,985

Reconciliation of income (loss) before income taxes to pre-tax adjusted earnings (loss)
Income (loss) before income taxes (GAAP measure)	$3,002	$129	$3,131	$2,893	$(1,701)	$1,192
Less: Income (loss) before income taxes attributable to non-controlling interests (GAAP measure)	20	—	20	(21)	1	(20)
Income (loss) before income taxes attributable to Aetna (GAAP measure)	2,982	129	3,111	2,914	(1,702)	1,212
Gain related to sale of certain domestic group insurance businesses	—	(234)	(234)	—	—	—
Transaction and integration-related costs	—	77	77	—	1,202	1,202
Reduction of reserve for anticipated future losses on discontinued products	—	(70)	(70)	—	(109)	(109)
Loss on early extinguishment of long-term debt	—	—	—	—	246	246
Penn Treaty-related guaranty fund assessments	—	—	—	231	—	231
Amortization of other acquired intangible assets	94	—	94	118	—	118
Net realized capital losses (gains)	12	5	17	(8)	316	308
Pre-tax adjusted earnings (loss)(2)	$3,088	$(93)	$2,995	$3,255	$(47)	$3,208

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Margins and Ratios
		Three Months		Six Months
		Ended June 30,		Ended June 30,
(Millions)		2018	2017	2018	2017
Reconciliation of income before income taxes to adjusted earnings before income taxes, excluding interest expense:
Income before income taxes (GAAP measure)		$1,666	$1,820	$3,131	$1,192
Interest expense(8)		88	86	177	174
Gain related to sale of certain domestic group insurance businesses		(121)	—	(234)	—
Transaction and integration-related costs		19	(10)	77	1,202
Reduction of reserve for anticipated future losses on discontinued products		(70)	(109)	(70)	(109)
Loss on early extinguishment of long-term debt		—	—	—	246
Penn Treaty-related guaranty fund assessments		—	—	—	231
Amortization of other acquired intangible assets		47	58	94	118
Net realized capital losses (gains)		23	(25)	17	308
Adjusted earnings(2) before income taxes, excluding interest expense	(A)	$1,652	$1,820	$3,192	$3,362

Reconciliation of net income to adjusted earnings excluding interest expense, net of tax:
Net income(1) (GAAP measure)	(B)	$1,212	$1,203	$2,421	$822
Interest expense(8)		88	86	177	174
Gain related to sale of certain domestic group insurance businesses		(121)	—	(234)	—
Transaction and integration-related costs		19	(10)	77	1,202
Reduction of reserve for anticipated future losses on discontinued products		(70)	(109)	(70)	(109)
Loss on early extinguishment of long-term debt		—	—	—	246
Penn Treaty-related guaranty fund assessments		—	—	—	231
Amortization of other acquired intangible assets		47	58	94	118
Net realized capital losses (gains)		23	(25)	17	308
Income tax expense (benefit)		4	(2)	(159)	(795)
Adjusted earnings(2) excluding interest expense, net of tax		$1,202	$1,201	$2,323	$2,197

Reconciliation of total revenue to adjusted revenue:
Total revenue (GAAP measure)	(C)	$15,561	$15,523	$30,896	$30,688
Gain related to sale of certain domestic group insurance businesses		(121)	—	(234)	—
Interest income on proceeds of transaction-related debt		—	—	—	(11)
Net realized capital losses (gains)		23	(25)	17	308
Adjusted revenue(3) (excludes net realized capital losses (gains) and other items)	(D)	$15,463	$15,498	$30,679	$30,985

Reconciliation of total operating expenses to adjusted operating expenses:
Total operating expenses (GAAP measure)	(E)	$2,769	$2,552	$5,556	$6,405
Transaction and integration-related costs		(19)	10	(77)	(1,128)
Penn Treaty-related guaranty fund assessments		—	—	—	(231)
Adjusted operating expenses	(F)	$2,750	$2,562	$5,479	$5,046

After-tax net income and adjusted pre-tax margins:
After-tax net income margin (GAAP measure)	(B)/(C)	7.8%	7.7%	7.8%	2.7%
Adjusted pre-tax margin(5)	(A)/(D)	10.7%	11.7%	10.4%	10.9%

Expense ratios:
Total company expense ratio (GAAP measure)	(E)/(C)	17.8%	16.4%	18.0%	20.9%
Adjusted expense ratio(4)	(F)/(D)	17.8%	16.5%	17.9%	16.3%

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Operating Cash Flow excluding Large Case Pensions Products as a Percentage of Net Income
		Six Months
		Ended June 30,
(Millions)		2018	2017
Net cash provided by operating activities		$4,385	$692
Less: Net cash used for operating activities: Large case pensions products		(155)	(128)
Net cash provided by operating activities excluding large case pensions products	(A)	4,540	820

Net income(1)		2,421	822
Less: Net income: Large case pensions products		66	81
Net income(1) excluding large case pensions products	(B)	$2,355	$741

Operating cash flow excluding large case pensions products as a percentage of net income:
Operating cash flow as a percentage of net income (1)	(A)/(B)	192.8%	110.7%

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Footnotes

(1) Net income refers to net income attributable to Aetna reported in Aetna's Consolidated Statements of Income in accordance with U.S. generally accepted accounting principles ("GAAP"). Income before income taxes refers to income before income taxes attributable to Aetna in accordance with GAAP. Unless otherwise indicated, all references in this press release to net income, net income per share and income before income taxes exclude amounts attributable to non-controlling interests.

(2) Non-GAAP financial measures such as adjusted earnings, adjusted earnings per share, pre-tax adjusted earnings, adjusted operating expenses, adjusted revenue, adjusted expense ratio and adjusted pre-tax margin exclude from the relevant GAAP metrics, as applicable:

•	Amortization of other acquired intangible assets;

•	Net realized capital gains or losses; and

•	Other items, if any, that neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance.

Although the excluded items may recur, management believes the non-GAAP financial measures Aetna discloses, including those described above, provide a more useful comparison of Aetna's underlying business performance from period to period. The chief executive officer assesses consolidated Aetna results based on adjusted earnings and assesses business segment results based on pre-tax adjusted earnings because income taxes are recorded in Aetna’s Corporate/Other category and are not allocated to Aetna’s business operations. Non-GAAP financial measures Aetna discloses, including those described above, should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because Aetna believes they neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance:

•
During 2017, Aetna sold its domestic group life insurance, group disability insurance and absence management businesses. The transaction was accomplished through an indemnity reinsurance arrangement. A significant portion of the gain on sale was deferred and will be amortized into earnings: (a) over the remaining contract period (estimated to be approximately 3 years) in proportion to the amount of insurance protection provided for the prospective reinsurance portion of the gain; and (b) as Aetna recovers amounts due from the buyer over a period estimated to be approximately 30 years for the retrospective reinsurance portion of the gain. The gain recognized during the three and six months ended June 30, 2018 does not directly relate to the underwriting or servicing of products for customers and is not directly related to the core performance of Aetna's business operations.

•
Aetna recorded transaction-related costs during the three and six months ended June 30, 2018 related to its proposed acquisition by CVS Health Corporation ("CVS Health"). Aetna also recorded transaction and integration-related costs during the three and six months ended June 30, 2017 primarily related to its proposed acquisition of Humana Inc. (the "Humana Transaction"). The negative transaction costs for the three months ended June 30, 2017 reflect the release of previously accrued expenses upon reconciliation to the final actual expenses incurred related to the Humana Transaction. Transaction costs include costs associated with the transactions contemplated by the CVS Health merger agreement, real estate costs associated with the cancellation of Aetna's previously announced headquarters relocation which will no longer occur due to CVS Health's proposed acquisition of Aetna (the "CVS Health Transaction"), the termination of the Humana Merger Agreement (as defined below), the termination of Aetna's agreement to sell certain assets to Molina Healthcare, Inc. and advisory, legal and other professional fees which are reflected in Aetna's GAAP Consolidated Statements of Income in operating expenses. Transaction costs also include the negative cost of carry associated with the debt financing that Aetna obtained in June 2016 for the Humana Transaction. Prior to the mandatory redemption of the SMR Notes (as defined below), the negative cost of carry associated with these senior notes was excluded from adjusted earnings and pre-tax adjusted earnings. The negative cost of carry associated with the $2.8 billion aggregate principal amount of Aetna's senior notes issued in June 2016 that are not subject to mandatory redemption (the "Other 2016 Senior Notes") was excluded from adjusted earnings and pre-tax adjusted earnings through the date of the termination of the Humana Merger Agreement. The components of the negative cost of carry are reflected in Aetna's GAAP Consolidated Statements of Income in interest expense and net investment income. Subsequent to the termination of the Humana Merger Agreement, the interest expense and net investment income associated with the Other 2016 Senior Notes were no longer excluded from adjusted earnings and pre-tax adjusted earnings.

•
In 1993, Aetna discontinued the sale of fully guaranteed large case pensions products and established a reserve for anticipated future losses on these products, which Aetna reviews quarterly. During both the three months ended June 30, 2018 and 2017, Aetna reduced the reserve for anticipated future losses on discontinued products. Aetna believes excluding any changes in the reserve for anticipated future losses on discontinued products from adjusted earnings provides more useful information as to Aetna's continuing products and is consistent with the treatment of the operating results of these discontinued products, which are credited or charged to the reserve and do not affect net income attributable to Aetna.

•
During the six months ended June 30, 2017, Aetna incurred losses on the early extinguishment of long-term debt due to (a) the mandatory redemption of $10.2 billion aggregate principal amount of certain of its senior notes issued in June 2016 (collectively, the "SMR Notes") following the termination of the definitive agreement (the "Humana Merger Agreement") to

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acquire Humana Inc. ("Humana") and (b) the early redemption of the entire $750 million aggregate principal amount of its senior notes due 2020.

•
During the six months ended June 30, 2017, Aetna recorded an expense for estimated future guaranty fund assessments related to Penn Treaty Network America Insurance Company and one of its subsidiaries (collectively, "Penn Treaty"), which was placed in rehabilitation in 2009 and placed in liquidation in March 2017. This expense does not directly relate to the underwriting or servicing of products for customers and is not directly related to the core performance of Aetna's business operations.

•
Other acquired intangible assets relate to Aetna's acquisition activities and are amortized over their useful lives. However, this amortization does not directly relate to the underwriting or servicing of products for customers and is not directly related to the core performance of Aetna's business operations.

•
Net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of liabilities. However, these transactions do not directly relate to the underwriting or servicing of products for customers and are not directly related to the core performance of Aetna's business operations.

•
The corresponding tax benefit or expense related to the items excluded from adjusted earnings above was calculated utilizing the appropriate tax rate for each individual item. In addition, Aetna recorded a non-recurring tax benefit of $149 million in the six months ended June 30, 2018. Neither the income tax benefit or expense on the excluded items nor the tax benefit related to the non-recurring item directly relates to the underwriting or servicing of products for customers, and neither is directly related to the core performance of Aetna's business operations.

For a reconciliation of financial measures calculated under GAAP to these items, refer to the tables on pages 9 through 11 of this press release.

(3) Adjusted revenue excludes net realized capital gains and losses, gain related to the Group Insurance sale and interest income on the proceeds of Aetna's senior notes issued in June 2016 as noted in (2) above. Refer to the tables on pages 9 through 11 of this press release for a reconciliation of total revenue calculated under GAAP to adjusted revenue.

(4) The adjusted expense ratio excludes net realized capital gains and losses and other items, if any, that are excluded from adjusted revenue or adjusted operating expenses, as noted in (2) above. For a reconciliation of the comparable GAAP measure to this metric for the periods covered by this press release, refer to page 11 of this press release.

(5) In order to provide useful information regarding Aetna's profitability on a basis comparable to others in the industry, without regard to financing decisions, income taxes or amortization of other acquired intangible assets (each of which may vary for reasons not directly related to the performance of the underlying business), Aetna's adjusted pre-tax margin is based on adjusted earnings excluding interest expense and income taxes. Management also uses adjusted pre-tax margin to assess Aetna's performance, including performance versus competitors.

(6) Days claims payable is calculated by dividing the health care costs payable at each quarter end by the average health care costs per day in each respective quarter. The total debt to capitalization ratio is calculated by dividing total long-term debt and short-term debt ("Total Debt") by the sum of Total Debt and total Aetna shareholders' equity.

(7) Aetna's Corporate/Other category is not a business segment. It is added to Aetna's business segments to reconcile segment reporting to Aetna's consolidated results. The Corporate/Other category consists of:

•	Products for which Aetna no longer solicits or accepts new customers such as its large case pensions and long-term care products;

•	Contracts Aetna has divested through reinsurance or other contracts, such as its domestic group life insurance, group disability insurance and absence management businesses; and

•
Corporate expenses not supporting Aetna’s business operations, including transaction and integration-related costs, income taxes, interest expense on its outstanding debt and the financing components of its pension and other postretirement employee benefit plans expense.

As described in (2) above, the pre-tax adjusted earnings of the Corporate/Other category exclude other items, if any, that neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance.

(8) Interest expense included in the reconciliation to adjusted earnings before income taxes, excluding interest expense and the reconciliation to adjusted earnings excluding interest expense, net of tax, for the six months ended June 30, 2017 excludes costs associated with the term loan credit agreement executed in connection with the Humana Transaction and the negative cost of carry on transaction-related debt incurred in connection with the Humana Transaction. These costs are included within transaction and integration-related costs. Refer to (2) above for further discussion.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Aetna’s control.

Statements in this press release that are forward-looking, including Aetna’s projections as to its performance in the second half of 2018, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Aetna’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the CVS Health Transaction; the risk that a regulatory approval that may be required for the CVS Health Transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that a condition to the closing of the CVS Health Transaction may not be satisfied; the ability to achieve the synergies and value creation from the CVS Health Transaction contemplated by management; CVS Health’s ability to promptly and effectively integrate Aetna’s businesses; the diversion of and attention of management of both CVS Health and Aetna on transaction-related issues; unanticipated increases in medical costs (including increased intensity or medical utilization as a result of flu or otherwise; changes in membership mix to higher cost or lower-premium products or membership adverse selection; medical cost increases resulting from unfavorable changes in contracting or re-contracting with providers (including as a result of provider consolidation and/or integration); and/or increased pharmacy costs); the profitability of Aetna’s Medicaid products; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; and changes in Aetna’s future cash requirements, capital requirements, results of operations, financial condition and/or cash flows. As currently enacted, health care reform will continue to significantly impact Aetna’s business operations and financial results, including Aetna’s pricing and medical benefit ratios, and certain components of the legislation will continue to be phased in until 2022. Aetna will be required to dedicate significant resources and incur significant expenses during 2018 to implement health care reform. Significant parts of the legislation continue to evolve through the promulgation of executive orders, regulations and guidance, including the collection and payment of amounts under the ACA's risk adjustment program. In addition, pending efforts in the U.S. Congress to repeal, amend, replace or restrict funding for various aspects of health care reform and pending litigation challenging aspects of the law and its implementation continue to create additional uncertainty about the ultimate impact of health care reform. As a result, many of the impacts of health care reform are unknown. Other important risk factors include: adverse changes in federal or state government policies, legislation or regulations (including legislative, judicial or regulatory measures that would affect Aetna’s business model, repeal, restrict funding for or amend various aspects of health care reform, limit Aetna’s ability to price for the risk it assumes and/or reflect reasonable costs or profits in its pricing, such as mandated minimum medical benefit ratios, or eliminate or reduce ERISA pre-emption of state laws (increasing Aetna’s potential litigation exposure)); the implementation of health care reform legislation, collection of ACA fees, assessments and taxes through increased premiums; adverse legislative, regulatory and/or judicial changes to or interpretations of existing health care reform legislation and/or regulations (including those relating to minimum medical loss ratio (“MLR”) rebates); the timing and amount of and payment methods for satisfying assessments for Penn Treaty Network America Insurance Company and other insolvent payors under state guaranty fund laws; adverse and less predictable economic conditions in the U.S. and abroad (including unanticipated levels of, or increases in the rate of, unemployment); reputational or financial issues arising from Aetna’s social media activities, data security breaches, other cybersecurity risks or other causes; adverse program, pricing, funding or audit actions by federal or state government payors, including as a result of changes to or curtailment or elimination of the Centers for Medicare & Medicaid Services’ ("CMS") star rating bonus payments; Aetna's ability to maintain and/or enhance its CMS star ratings; Aetna’s ability to diversify Aetna’s sources of revenue and earnings (including by developing and expanding Aetna's consumer health and services businesses and expanding Aetna’s foreign operations), transform Aetna’s business model, develop new products and optimize Aetna’s business platforms; the success of Aetna’s consumer health and services initiatives; adverse changes in size, product or geographic mix or medical cost experience of membership; managing executive succession and key talent retention, recruitment and development; failure to achieve and/or delays in achieving desired rate increases and/or profitable membership growth due to regulatory review or other regulatory restrictions, an uncertain economy and/or significant competition, especially in key geographic areas where membership is concentrated, including successful protests of business awarded to Aetna; failure to adequately implement health care reform and/or repeal or replacement of or changes in health care reform; the outcome of various litigation and regulatory matters, including audits, challenges to Aetna’s minimum MLR rebate methodology and/or reports, intellectual property litigation and litigation concerning, and ongoing reviews by various regulatory authorities of, certain of Aetna’s payment practices with respect to out-of-network providers and/or other providers; Aetna’s ability to integrate, simplify, and enhance Aetna’s existing products, processes and information technology systems and platforms to keep pace with changing customer and regulatory needs; Aetna’s ability to successfully integrate Aetna’s businesses (including businesses Aetna may acquire in the future), separate divested businesses and implement multiple strategic and operational initiatives simultaneously; Aetna’s ability to manage health care and other benefit costs; Aetna’s ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; failure by a service provider to meet its obligations to Aetna; Aetna’s ability to develop and maintain relationships (including joint ventures or other collaborative risk-sharing agreements) with providers while taking actions to reduce medical costs and/or expand the services

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Aetna offers; Aetna’s ability to demonstrate that Aetna’s products and processes lead to access to quality affordable care by Aetna’s members; Aetna’s ability to maintain its relationships with third-party brokers, consultants and agents who sell its products; increases in medical costs resulting from any epidemics, acts of terrorism or other extreme events; a downgrade in Aetna’s financial ratings; and adverse impacts from any failure to raise the U.S. Federal government’s debt ceiling or any sustained U.S. Federal government shut down. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna’s 2017 Annual Report on Form 10-K (“Aetna’s Annual Report”), on file with the Securities and Exchange Commission (the "SEC"). You also should read Aetna’s Annual Report and Aetna's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, each on file with the SEC, and Aetna's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, when filed with the SEC, for a discussion of Aetna's historical results of operations and financial condition.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Aetna. You are cautioned not to place undue reliance on Aetna’s forward-looking statements. These forward-looking statements are and will be based on management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Aetna does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

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Supplementary Information

Statements of Income Before Income Taxes Attributable to Aetna by Segment (Unaudited)
	Health	Corporate/
(Millions)	Care	Other	Total
Three months ended June 30, 2018
Revenue:
Premiums	$13,283	$18	$13,301
Fees and other revenue	1,954	123	2,077
Net investment income	135	71	206
Net realized capital losses	(17)	(6)	(23)
Total revenue	15,355	206	15,561
Benefits and expenses:
Benefit costs	10,591	79	10,670
Cost of products sold	391	—	391
Operating expenses	2,781	(12)	2,769
Interest expense	—	88	88
Amortization of other acquired intangible assets	47	—	47
Reduction of reserve for anticipated future losses on discontinued products	—	(70)	(70)
Total benefits and expenses	13,810	85	13,895
Income before income taxes including non-controlling interests	1,545	121	1,666
Less: Income before income taxes attributable to non-controlling interests	7	—	7
Income before income taxes attributable to Aetna	$1,538	$121	$1,659

Three months ended June 30, 2017
Revenue:
Premiums	$13,242	$533	$13,775
Fees and other revenue	1,458	28	1,486
Net investment income	114	123	237
Net realized capital gains	7	18	25
Total revenue	14,821	702	15,523
Benefits and expenses:
Benefit costs	10,591	525	11,116
Operating expenses	2,472	80	2,552
Interest expense	—	86	86
Amortization of other acquired intangible assets	58	—	58
Reduction of reserve for anticipated future losses on discontinued products	—	(109)	(109)
Total benefits and expenses	13,121	582	13,703
Income before income taxes including non-controlling interests	1,700	120	1,820
Less: Loss before income taxes attributable to non-controlling interests	(23)	—	(23)
Income before income taxes attributable to Aetna	$1,723	$120	$1,843

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Statements of Income Before Income Taxes Attributable to Aetna by Segment (Unaudited)
	Health	Corporate/
(Millions)	Care	Other	Total
Six months ended June 30, 2018
Revenue:
Premiums	$26,386	$40	$26,426
Fees and other revenue	3,846	238	4,084
Net investment income	262	141	403
Net realized capital losses	(12)	(5)	(17)
Total revenue	30,482	414	30,896
Benefits and expenses:
Benefit costs	21,082	162	21,244
Cost of products sold	764	—	764
Operating expenses	5,540	16	5,556
Interest expense	—	177	177
Amortization of other acquired intangible assets	94	—	94
Reduction of reserve for anticipated future loss on discontinued products	—	(70)	(70)
Total benefits and expenses	27,480	285	27,765
Income before income taxes including non-controlling interests	3,002	129	3,131
Less: Income before income taxes attributable to non-controlling interests	20	—	20
Income before income taxes attributable to Aetna	$2,982	$129	$3,111

Six months ended June 30, 2017
Revenue:
Premiums	$26,482	$1,056	$27,538
Fees and other revenue	2,906	55	2,961
Net investment income	231	266	497
Net realized capital gains (losses)	8	(316)	(308)
Total revenue	29,627	1,061	30,688
Benefits and expenses:
Benefit costs	21,519	1,058	22,577
Operating expenses	5,097	1,308	6,405
Interest expense	—	259	259
Amortization of other acquired intangible assets	118	—	118
Loss on early extinguishment of long-term debt	—	246	246
Reduction of reserve for anticipated future loss on discontinued products	—	(109)	(109)
Total benefits and expenses	26,734	2,762	29,496
Income (loss) before income taxes including non-controlling interests	2,893	(1,701)	1,192
Less: (Loss) income before income taxes attributable to non-controlling interests	(21)	1	(20)
Income (loss) before income taxes attributable to Aetna	$2,914	$(1,702)	$1,212

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Membership
	June 30, 2018			March 31, 2018			December 31, 2017			June 30, 2017
(Thousands)	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical Membership:
Commercial	3,976	13,793	17,769	4,068	13,737	17,805	4,504	13,596	18,100	4,407	13,375	17,782
Medicare Advantage	1,734	—	1,734	1,722	—	1,722	1,473	—	1,473	1,453	—	1,453
Medicare Supplement	757	—	757	748	—	748	740	—	740	724	—	724
Medicaid	1,104	711	1,815	1,104	728	1,832	1,316	608	1,924	1,307	822	2,129
Total Medical Membership	7,571	14,504	22,075	7,642	14,465	22,107	8,033	14,204	22,237	7,891	14,197	22,088

Dental Membership:
Total Dental Membership	5,006	7,674	12,680	5,058	7,665	12,723	5,421	8,006	13,427	5,534	8,078	13,612

Pharmacy Benefit Management Services Membership:
Commercial			7,412			7,442			8,034			8,087
Medicare Prescription Drug Plan (stand-alone)			2,174			2,156			2,077			2,062
Medicare Advantage Prescription Drug Plan			1,258			1,243			1,129			1,116
Medicaid			2,235			2,256			2,525			2,832
Total Pharmacy Benefit Management Services Membership			13,079			13,097			13,765			14,097

Health Care Medical Benefit Ratios
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(Millions)	2018	2017	2018	2017
Health Care Premiums (GAAP measure)
Commercial	$5,807	$6,287	$11,442	$12,416
Government	7,476	6,955	14,944	14,066
Health Care	$13,283	$13,242	$26,386	$26,482
Health Care Benefit Costs (GAAP measure)
Commercial	$4,475	$4,938	$8,798	$9,798
Government	6,116	5,653	12,284	11,721
Health Care	$10,591	$10,591	$21,082	$21,519
Medical Benefit Ratios "MBRs"
Commercial	77.1%	78.5%	76.9%	78.9%
Government	81.8%	81.3%	82.2%	83.3%
Health Care	79.7%	80.0%	79.9%	81.3%

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Roll Forward of Health Care Costs Payable
(Unaudited)
	Six Months Ended June 30,
(Millions)	2018	2017
Health care costs payable, beginning of period	$5,815	$6,558
Less: reinsurance recoverables	6	5
Health care costs payable, beginning of period, net	5,809	6,553
Add: Components of incurred health care costs
Current year	21,598	22,123
Prior years(a)	(548)	(750)
Total incurred health care costs (b)	21,050	21,373

Less: Claims paid
Current year	16,493	16,580
Prior years	4,711	5,224
Total claims paid	21,204	21,804

Health care costs payable, end of period, net	5,655	6,122
Add: premium deficiency reserve	8	120
Add: reinsurance recoverables	3	4
Health care costs payable, end of period	$5,666	$6,246

(a) Negative amounts reported for incurred health care costs related to prior years result from claims being settled for less than originally estimated.
(b) Total incurred health care costs during the six months ended June 30, 2018 in the table above exclude $8 million related to a premium deficiency reserve for the 2018 coverage year related to Aetna's Medicaid products. Total incurred health care costs during the six months ended June 30, 2017 in the table above exclude $120 million related to a premium deficiency reserve for the 2017 coverage year related to Aetna's individual Commercial products. Total incurred health care costs for the six months ended June 30, 2018 and 2017 in the table above also exclude $24 million and $26 million, respectively, of benefit costs recorded in Aetna's Health Care segment that are included in Aetna's unpaid claims liability.

Days Claims Payable (Unaudited)
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Days Claims Payable	49	50	49	54	54